CERTAIN INFORMATION IDENTIFIED WITH [***] HAS BEEN EXCLUDED FROM THIS
EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS OF THE TYPE THAT THE
REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Exhibit 10.69 Termination and Settlement Agreement
Dated 1 November 2024 between
Novavax, Inc. And The Secretary of State for Health and Social Care (acting through the UK Health Security Agency)

CONFIDENTIAL
150606981_2

Contents
2    Effect of this Agreement    4
3    Termination    4
4    Payment    5
5    Releases    8
6    Agreement not to sue    9
7    Costs    9
8    Warranties and Authority    9
9    Indemnity    10
10    No Admission    10
11    Entire agreement    10
12    Variation    10
13    Confidentiality    11
14    Notices    12
15    Counterparts    13
16    Third party rights    13
17    Severability    13
18    Successors in title    14
19    Waiver    14
20    Governing law and jurisdiction    14

CONFIDENTIAL
150606981_2

This Termination and Settlement Agreement (the “Agreement”) is dated 1 November 2024
Parties
(1)Novavax, Inc., a corporation established under the laws of Delaware in the United States with its principal place of business at 21 Firstfield Road, Gaithersburg, MD 20878 ("Novavax"); and
(2)The Secretary of State for Health and Social Care, acting as part of the Crown, through the UK Health Security Agency of 10 South Colonnade, Canary Wharf, London, EP14 4PU (the "Authority"),
(3)each a “Party” and together the "Parties".
Background
(A)On 1 July 2022, Novavax and the UK Secretary of State for Business, Energy and Industrial Strategy ("BEIS"), acting on behalf of the Crown, entered into an Amended and Restated SARS-COV-2 Vaccine Supply Agreement (the "Amended and Restated Supply Agreement"). The Amended and Restated Supply Agreement provided terms for the supply by Novavax of doses of the Nuvaxovid vaccine candidate.
(B)By letter of amendment to Novavax dated 26 September 2022, the parties agreed that BEIS should be replaced as a party by the UK Secretary of State for Health and Social Care, acting as part of the Crown, through the UK Health Security Agency (the "UKHSA"); and that responsibility for managing the Amended and Restated Supply Agreement was to be transferred to the UKHSA.
(C)Under the terms of the Amended and Restated Supply Agreement, the Authority made a pre-payment of US[***] plus a further amount for VAT of US[***] to Novavax. The Amended and Restated Supply Agreement provides for a refund to be made in certain scenarios. In April 2023, Novavax made a refund payment to the Authority of US[***], and in September 2023, Novavax made a further refund payment to the Authority of US[***]. It is the Authority’s position that a further refund of US[***] is now due and outstanding pursuant to the terms of the Amended and Restated Supply Agreement, together with interest reflecting the delay in payment. Novavax’s position was summarised in its without prejudice letter to the Authority dated 7 March 2024. The issues referred to in this Recital (C) are collectively defined as the “Dispute”.
(D)The Parties agree that, as at the Effective Settlement Date, there is an unresolved dispute in relation to the VAT repayment of US[*** It is the position of Novavax that the VAT repayment has already been made in full, Novavax having remitted the equivalent of the sterling sum received from HMRC to UKHSA. It is the position of the Authority that the obligation of Novavax under the Amended and Restated Supply Agreement is to refund the US[***] originally invoiced in respect of VAT, and that US[***] of this refund remains outstanding. The issues referred to in this Recital (D) are collectively defined as the “VAT Dispute”.
(E)The Parties wish to terminate the Amended and Restated Supply Agreement and to fully and finally settle the Dispute and, save as provided below, any and all claims in relation to the Amended and Restated Supply Agreement pursuant to the terms of this Agreement.

CONFIDENTIAL
150606981_2

(F)
1Definitions and interpretation
1.1In this Agreement, unless otherwise specified, the following words and expressions have the following meanings:
Central Government Body means a body listed in one of the following subcategories of the UK's Central Government classification of the Public Sector Classification Guide, as published and amended from time to time by the UK Office for National Statistics: (i) Government Department; (ii) Non-Departmental Public Body Assembly Sponsored Public Body (advisory, executive, or tribunal); (iii) Non Ministerial Department; or (iv) Executive Agency.
Confidential Information means the confidential information referred to in Clause 13.1.
Dispute means the issues referred to in Recital (C).
Effective Settlement Date means the date referred to in in Clause 2.
Governmental Authority means any government, supra-national, regional, regulatory or administrative body, authority, board, commission or agency, including any corresponding foreign agency or any instrumentality or officer acting in an official capacity of any of the foregoing, including any court, tribunal or judicial or arbitral body, or any committee exercising any executive, legislative, regulatory or administrative functions of government, whether local or national, including the Regulatory Authorities.
Health Service Body means, in so far as they are involved in the administration, distribution or handling of the Product:
(a) the UK Department of Health and Social Care and all divisions and agencies thereof and any independent NHS board or similar body that may be established including regional agencies of such board;
(b) a GP (being a medical practitioner providing general medical services or personal medical services under the UK National Health Service Act 2006 (c.41) (whether operating in partnership with others or not));
(c) health service bodies referred to in section 9 of the UK National Health Service Act 2006 (c.41);
(d) the UK Secretary of State for Health and Social Care;
(e) any care trust as defined in section 77 of the UK National Health Service Act 2006 (c.41)
(f) any NHS foundation trust listed in the register of NHS foundation trusts maintained pursuant to section 39 of the UK National Health Service act 2006
(c.41);

CONFIDENTIAL
150606981_2

(g) any body replacing or providing similar or equivalent services to any of the above in any area of the UK including any bodies established pursuant to the UK Health and Social Care Act 2012 (c.7) including but not limited to NHS England; and
(h) any statutory successor to any of the above.

    JCVI means the Covid-19 committee of the UK Joint Committee on Vaccination and Immunisation that is responsible for advising UK Health Service Bodies on immunisation.

    MHRA means the UK Medicines and Healthcare products Regulatory Agency.

    Non-Released Claims means all and/or any actions, causes or rights of action, claims, complaints, counterclaims, demands, obligations, proceedings (whether intimated, actual, prospective or contingent) by an Authority Indemnitee (as defined in the Amended and Restated Agreement) in respect of any damages, demands, liabilities, losses, remedies, rights and set-offs, or any other relief of whatever nature and however arising, directly or indirectly, whether in the jurisdiction of England and Wales, this jurisdiction or any other, whether known or unknown to the Parties or to the law at the date of this Agreement, whether in law or equity, arising before or after the date of this Agreement that any Party and/or its Related Parties has, has had, against the other Party or any of its Related Parties arising out of or connected with the matters set out in Clauses 21.4.1, 21.4.2 and 21.4.3 of the Amended and Restated Supply Agreement.

    Principal means the principal amount outstanding to the Authority from Novavax, which as at the Effective Settlement Date is [***] ([***]).
Regulatory Authority means any UK Governmental Authority that is concerned with the safety, efficacy, reliability, manufacture, investigation, sale or marketing of vaccines, including without limitation the JCVI, the MHRA and their successors and their equivalents in the UK.
Released Claims means all and/or any actions, causes or rights of action, claims, complaints, counterclaims, demands, obligations, proceedings (whether intimated, actual, prospective or contingent) in respect of any damages, demands, liabilities, losses, remedies, rights and set-offs, or any other relief of whatever nature and however arising, directly or indirectly, whether in the jurisdiction of England and Wales, this jurisdiction or any other, whether known or unknown to the Parties or to the law at the date of this Agreement, whether in law or equity, arising before or after the date of this Agreement that any Party and/or its Related Parties has, has had, against the other Party or any of its Related Parties arising out of or connected with: (a) the Dispute; (b) the underlying facts related to the Dispute; and (c) the Amended and Restated Supply Agreement, in each case excluding any Non-Released

CONFIDENTIAL
150606981_2

Claims, any claim to enforce the terms of this Agreement and any claim arising out of the provisions of the Amended and Restated Supply Agreement which survive termination pursuant to Clause 3.2.
    Related Parties means: (a) in relation to Novavax, a subsidiary, parent, undertaking in the same group, assignee, transferee, representative, principal, agent, successor in title, employee, officer, or director; and (b) in relation to the Authority, an assignee, transferee, representative, principal, agent, successor in title, employee, officer, consultant, contractor, or other person engaged by the Authority, any Central Government Body or any Governmental Authority.
Repayment Balance means the sum of one hundred and twenty-three million seven hundred and sixty seven thousand, and nine hundred and ninety US Dollars (US$ 123,767,990) (inclusive of the Principal and an agreed sum in respect of the interest due on the agreed deferred payments).
UK means United Kingdom.
1.2In this Agreement unless otherwise specified:
1.2.1a reference to a "person" includes a natural person, firm, company, corporation, body corporate, government, state or agency of the state, local or municipal authority or governmental body or any joint venture, association or partnership (whether or not having separate legal personality);
1.2.2a reference to a "company" shall include any company, corporation or other body corporate, wherever and however incorporated or established;
1.2.3words in the singular shall include the plural and in the plural shall include the singular and a reference to one gender shall include a reference to the other genders;
1.2.4a reference to "writing" or "written" includes email;
1.2.5a reference to a statute or statutory provision includes a reference to the same as it may have been, or may from time to time be, amended, modified or re-enacted (and shall include subordinate legislation made from time to time under that statute or statutory provision);
1.2.6any reference to "$" is to United States Dollars or, if different, the lawful currency of the United States of America from time to time; and
1.2.7references to clauses and paragraphs are (unless otherwise stated) to the clauses and paragraphs of this Agreement.
2Effect of this Agreement
The Parties hereby agree that this Agreement shall be fully and effectively binding on them as of the date first written above (the "Effective Settlement Date").

CONFIDENTIAL
150606981_2

3Termination
3.1The Parties hereby agree that the Amended and Restated Supply Agreement shall terminate on the Effective Settlement Date. The variations to the clauses in the Amended and Restated Supply Agreement surviving termination (set out in Clause 3.2 of this Agreement) shall be deemed to have been made on the Effective Settlement Date. The Parties irrevocably waive all rights to challenge the termination of the Amended and Restated Supply Agreement pursuant to this Agreement.
3.2Notwithstanding the provisions of clauses 26.1.5 and 26.2 of the Amended and Restated Supply Agreement, only the following provisions of the Amended and Restated Supply Agreement shall survive termination:
3.2.1clauses 20 (Confidentiality), 21 (Indemnities), 23 (Insurance), 29 (Right of Audit, Conflicts of Interest and Prevention of Fraud), 34.6 (Change of Control and 34.11 (Governing Law and Jurisdiction)); and
3.2.2any other provisions necessary for the interpretation and/or enforcement of the above listed clauses (which shall continue to apply solely for such purposes).
3.3In relation to any Non-Released Claim and any provision which survives termination pursuant to Clause 3.2 of this Agreement, termination of the Amended and Restated Supply Agreement shall be without prejudice to either Party's rights and remedies or to any accrued rights and liabilities as of the Effective Settlement Date.
3.4Any action in respect of:
3.4.1any Non-Released Claims; and
3.4.2any claim arising out of the provisions of the Amended and Restated Supply Agreement which survive termination pursuant to Clause 3.2 of this Agreement,
3.4.3shall be governed by clause 34.11 (Governing Law and Jurisdiction) of the Amended and Restated Supply Agreement.
3.5Notwithstanding the provisions of clause 25 of the Amended and Restated Supply Agreement, the Term of the Amended and Restated Supply Agreement shall expire on the Effective Settlement Date.
3.6Subject to Clauses 3.2, 3.3 and 3.4 and save for any Non-Released Claims, the Parties hereby agree that any accrued and/or future rights, liabilities and/or obligations arising between the Parties pursuant to the Amended and Restated Supply Agreement are fully and irrevocably extinguished.
4Payment
4.1Subject to Clause 4.7, Novavax shall pay to the Authority the Repayment Balance in quarterly instalments ("Instalment Payments”). Each Instalment Payment is payable by way of bank transfer to the nominated bank account set out in Annex 3, in accordance with this Clause 4.1:

CONFIDENTIAL
150606981_2

4.1.1The Repayment Balance must be paid strictly no later than provided in the schedule set out in Annex 1 (“Repayment Schedule”). The sum actually received by the Authority in respect of each Instalment Payment, net of any bank charges applied (other than by the Authority’s bank), must be as set out in the schedule set out in Annex 1
4.1.2Time is of the essence in respect of payment of the Repayment Balance including each and every individual Instalment Payment identified in Annex 1.
4.1.3All payments of the Repayment Balance by Novavax to the Authority shall be made in US dollars to the Authority’s nominated US dollar account as set out in Annex 3 in accordance with the schedule at Annex 1 and (save as expressly provided in Annex 1) before 4pm (UK time) on the end of each corresponding last day of the relevant calendar quarter for the Instalment Payment as follows:
(a)Q1 by no later than [***];
(b)Q2 by no later than [***];
(c)Q3 by no later than [***]; and
(d)Q4 by no later than [***].
4.1.4Individual Instalment Payments may only be made earlier than the above dates following agreement in advance in writing between the Parties (and following any such agreement the Repayment Schedule and Annex 2 shall be updated by the Authority).
4.2Novavax reserves the right to pay a portion of or all of the remaining Principal (and applicable interest) ahead of the relevant dates in the Repayment Schedule. If only a portion of the Principal (and interest) is paid ahead of the relevant dates in the Repayment Schedule, a new Repayment Schedule and Annex 2 will be published by the Authority recalculating interest and Principal amounts due going forward and setting out the revised resulting quarterly Instalment Payments. For the purposes of such recalculation, the remaining Principal amount shall be payable in equal quarterly instalments with the final payment in June 2027 and, save where Clause 4.3 applies, interest shall be calculated at 6% per annum on the Repayment Balance for the period from 1 July 2024 for the purpose of such revised Repayment Schedule and Annex 2.
4.3Where the Principal is paid to the Authority by Novavax in full on or before 31 December 2026 together with the applicable interest due up to such date taking into account the reduction set out in this Clause 4.3, the Repayment Balance shall be reduced by a sum representing 0.75% per annum interest on the Repayment Balance for the period from 1 July 2024 until the end of the month in which the final repayment in respect of the remaining Principal and interest is received by the Authority. Annex 2 Table 2 sets out the applicable sum due for the final payment in accordance with this Clause 4.3 dependent on the month that repayment in full takes

CONFIDENTIAL
150606981_2

place (assuming that all earlier payments have been made as scheduled in accordance with Annex 1).
4.4Where any Instalment Payment is not made in accordance with Clause 4.1 and Annex 1, interest on such Instalment Payment shall accrue at the rate of 8% per annum above the then current Bank of England base rate. Such interest shall be payable to the Authority on each delayed payment from the date on which the Instalment Payment is shown as due in Annex 1 until the date of payment of the relevant Instalment Payment. For the avoidance of doubt, such interest under this Clause 4.4 is in addition to any Instalment Payment payable as set out in Annex 1. In no event, however, shall interest accrue at a rate in excess of the maximum interest permitted by applicable law.
4.5Subject to Clause 4.7, Novavax hereby irrevocably agrees that:
4.5.1a failure by Novavax to make two (2) consecutive Instalment Payments in full and wholly in accordance with Clause 4.1 and Annex 1, where the first missed Instalment Payment remains unpaid when the next consecutive Instalment Payment is missed, shall immediately render the full remaining balance of the Repayment Balance due and payable by Novavax to the Authority;
4.5.2the Authority shall be entitled to take all appropriate steps to enforce the terms of this Agreement for the full amount of the remaining balance of the Repayment Balance plus interest in accordance with Clause 4.4; and
4.5.3in the event of such failure, Novavax consents to judgment being entered against it in respect of the full amount of the remaining balance of the Repayment Balance plus interest in accordance with Clause 4.4, including, but not limited to the entry of the Confession of Judgment in accordance with Clauses 4.8 and 4.9.
4.6For the purposes of Clause 4.5.1, Novavax shall only be deemed to have made an Instalment Payment in full where the relevant Instalment Payment is received by the Authority by the relevant due date together with any interest calculated in accordance with Clause 4.4 on any earlier payment(s) pursuant to Clause 4.1 and Annex 1 which remain(s) outstanding immediately prior to such Instalment Payment being made.
4.7Where the Repayment Balance has not been paid to the Authority in full and Novavax is up to date with its payments pursuant to Clauses 4.1 (including Annex 1) and 4.4:
4.7.1any obligation on UKHSA to make a payment to Novavax which falls due under any contract for COVID vaccine entered into by UKHSA and Novavax following the date of this Agreement (“New Vaccine Contract”) shall be deemed to be met (or partially met as applicable) when such payment falls due by a credit applied up to the value of the Repayment Balance then remaining to be paid by Novavax to the Authority;
4.7.2the Repayment Balance shall be applied as a credit in the order that the relevant Instalment Payments fall due under this Agreement, with the earliest scheduled Instalment Payment of the Repayment Balance applied as a credit first; and

CONFIDENTIAL
150606981_2

4.7.3where the payment under Clause 4.7.1 is in UK sterling (GBP), the exchange rate to be applied for the purposes of calculating the credit to the Repayment Balance under Clause 4.7.2 in US dollars (USD) shall be the Bank of England Daily Spot Exchange Rate for UK sterling (GBP) to US dollars (USD) on the immediate day prior to the day of the transaction;
4.7.4the Authority shall [***] notify Novavax in writing of:
(a)the credit which is being applied in respect of the payment due under the New Vaccine Contract;
(b)the resulting reduction in the outstanding Repayment Balance under this Agreement; and
(c)where applicable, the resulting updated Instalment Payment schedule for any remaining Repayment Balance;
4.7.5Novavax shall [***] mark the relevant invoice under the New Vaccine Contract as being paid (or partially paid as applicable) and [***] confirm the same to UKHSA in writing; and
4.7.6the value of the Repayment Balance (and the relevant repayments due from Novavax to the Authority pursuant to Clause 4.1) shall then be deemed to be reduced by the value of such credit and the payment schedules in Annexes 1 and 2 shall be deemed to be updated accordingly.
4.8Novavax hereby authorizes any attorney-at-law to appear in any court of record in the [***], or any other state in the United States, on default in the payment of this Agreement pursuant to Clause 4.5, and waives the issuance and service of process and confess judgment against it and in favor of the Authority in the amount of [***] (less the cost of any installments previously paid by Novavax), together with interest pursuant to Clause 4.4, costs of suit, and reasonable attorney fees, and to release all errors and waive all right of appeal.
4.9Contemporaneous with the execution of the Agreement, Novavax will execute an Assent to Confession of Judgment in substantially the form set forth in Annex 4.
4.10For the avoidance of doubt, no invoices shall be issued by the Authority in respect of the payments due to the Authority under this Clause 4.
5Releases
5.1Subject to Clauses 5.2 and 5.3, this Agreement is in full and final settlement of, and each Party hereby releases and forever discharges, any and all Released Claims.
5.2The release contained in Clause 5.1 shall not apply to, and nothing in this Agreement prevents a Party from bringing any action in respect of:
5.2.1any Non-Released Claims;
5.2.2any claim to enforce the terms of this Agreement; and/or
5.2.3any claim arising out of the provisions of the Amended and Restated Supply Agreement which survive termination pursuant to Clause 3.2.

CONFIDENTIAL
150606981_2

5.3The Parties hereby agree that any actions, causes or rights of action and/or claims that the Authority may have against Novavax in relation to the VAT Dispute will not be released and forever discharged pursuant to Clause 5.1 unless an expert (“Expert”) resolves the VAT Dispute in accordance with the provisions set forth in Annex 5.
6Agreement not to sue
6.1Subject to Clause 5.2, each Party agrees, on behalf of itself and on behalf of its Related Parties not to sue, commence, voluntarily aid in any way, prosecute or cause to be commenced or prosecuted against the other Party or its Related Parties any action, claim, complaint, demand, right, suit or other proceeding concerning the Released Claims, in this jurisdiction or any other.
7Costs
7.1Each Party shall bear its own legal costs in relation to the Dispute and the preparation, negotiation and execution of this Agreement.
7.2This Clause 7 supersedes and overrides any and all previous agreements between the Parties regarding the legal costs in relation to the Dispute and this Agreement (including the implementation of all matters provided by this Agreement).
8Warranties and Authority
8.1Novavax represents and warrants to the Authority that it is duly incorporated and validly existing under the laws of its place of incorporation and has the power to own its property and assets and to carry on its business as it is being conducted.
8.2Each Party represents and warrants to the other Party that:
8.2.1it has the full right, power and authority to execute, deliver and perform this Agreement (including, without limitation, with respect to the release (Clause 5), agreement not to sue (Clause 6) and indemnities (Clause 9) on behalf of Related Parties) and the entry into and performance by each Party to this Agreement does not and will not conflict with:
(a)any law or regulation applicable to a Party; or
(b)the constitutional documents of a Party;
8.2.2it has not sold, transferred, assigned or otherwise disposed of its interest in the Released Claims;
8.2.3the Agreement does not evidence or arise from a consumer loan as to which a confessed judgment clause is prohibited by [***];
8.2.4the Agreement does not evidence or arise from a consumer transaction as to which a confessed judgment clause is prohibited by [***];
8.2.5the Agreement is not subject to the [***] as to which a confessed judgment clause is prohibited by [***]; and

CONFIDENTIAL
150606981_2

8.2.6the choice of the laws of the state of [***] to govern this Agreement in the manner specified in Clause 20 (Governing Law and Jurisdiction) is a valid choice of law.
9Indemnity
9.1Each Party indemnifies, and shall keep indemnified, the other Party against all costs, expenses, damages and liabilities (including the entire legal expenses of the Parties and interest thereon) incurred in all future actions, claims and proceedings in respect of any of the Released Claims which they or any Related Party may bring against the other Party or its Related Parties in breach of Clause 6 (Agreement not to sue).
9.2Novavax indemnifies, and shall keep indemnified, the Authority against all costs, expenses, damages and liabilities (including the entire legal expenses of the Authority and interest thereon) incurred in all future actions, claims and proceedings commenced by the Authority to enforce the terms of this Agreement.
10No Admission
This Agreement is entered into in connection with the compromise of disputed matters and in the light of other considerations. It is not, and shall not be represented or construed by the Parties as, an admission of liability or wrongdoing on the part of either Party or any other person or entity.
11Entire agreement
11.1Each Party acknowledges and agrees that this Agreement constitutes the entire agreement and understanding between the Parties with respect to its subject matter and supersedes and extinguishes all previous agreements, promises, assurances, warranties, representations and understandings between them, whether written or oral, relating to its subject matter.
11.2Each Party acknowledges and agrees that, save as expressly stated in this Agreement, no representations, warranties, assurances, statements or undertakings have been made by either Party in respect of the subject matter of this Agreement.
11.3Each Party acknowledges and agrees that it has not entered into this Agreement in reliance wholly or partly on any representation, warranty, assurance, statement or undertaking made by or on behalf of the other Party (whether orally or in writing and whether made innocently or negligently) other than as expressly set out in this Agreement and waives all rights and remedies in respect of any such statement, representation, assurance or warranty which might otherwise be available to it, except as expressly set out in this Agreement.
11.4Nothing in this Clause 11 shall have the effect of limiting any liability arising from fraud.
12Variation
Except as otherwise permitted by this Agreement, no change to its terms shall be effective unless it is in writing and signed by or on behalf of each of the Parties.

CONFIDENTIAL
150606981_2

13Confidentiality
13.1Subject to the provisions of this Clause 13, the Parties agree to keep strictly confidential the existence and terms of this Agreement and the existence and substance of all negotiations in connection with it (the “Confidential Information”). The Parties agree not to disclose the Confidential Information or otherwise communicate any of it to any third party without the written consent of an officer or authorised representative of the other Party other than:
(a)by the Authority:
(a)to any Related Party;
(b)to any Public Accounts Committee;
(c)to any relevant party for the purpose of the examination and certification of the UK Department of Health and Social Care and/or UKHSA’s accounts;
(d)any relevant party for any examination pursuant to section 6(1) of the UK National Audit Act 1983 of the economy, efficiency and effectiveness with which the Authority has used its resources;
(e)to UK Parliament and Parliamentary Committees or if required by any UK Parliamentary reporting requirements or the UK Cabinet Office and / or UK HM Treasury and / or any other UK governmental department, body or agency; and
(f)on a confidential basis to a proposed successor body in connection with any proposed or actual, assignment, novation or other disposal of rights, obligations, liabilities or property in connection with this Agreement;
(b)to the Parties’ respective auditors, insurers and professional advisers on terms which (so far as legally possible) preserve confidentiality;
(c)pursuant to an order of a court of competent jurisdiction, or pursuant to any proper order or demand made by a competent authority or body where the Parties are under a legal or regulatory obligation to make such a disclosure;
(d)as far as necessary to implement and enforce any of the terms of this Agreement;
(e)pursuant to any express requirement under the rules of any listing authority or stock exchange on which a Party’s shares are listed or as expressly required by any other regulatory obligation applicable to it; and
(f)in accordance with Clause 13.2.

CONFIDENTIAL
150606981_2

13.2Nothing in this Clause 13 shall prevent any Party from making any disclosure where it is required to do so by judicial, administrative, governmental or regulatory process in connection with any action, suit, proceedings or claim or otherwise by applicable law, including the UK Freedom of Information Act 2000, UK Codes of Practice on Access to Government Information, on the Discharge of Public Authorities’ Functions or on the Management of Records or the UK Environmental Information Regulations 2004, provided, however, that the disclosing Party has where possible provided reasonable advance notice of the impending disclosure to the other Party and provided further that it shall only disclose the Confidential Information to the extent strictly necessary.
13.3The obligations in this Clause 13 shall continue notwithstanding termination of this Agreement.
13.4For the avoidance of doubt, nothing in this Clause 13 prevents the Parties from making a disclosure to a regulator regarding any alleged misconduct, wrongdoing or serious breach of regulatory requirements, or making a disclosure to any law enforcement agency regarding an alleged criminal offence or co-operating with any law enforcement agency regarding a criminal investigation or prosecution.
13.5Other than otherwise disclosed in accordance with Clause 13.1, Novavax agrees that this Agreement and the payments due under it shall (other than to a contracting authority following and in respect of the award of a contract to which Clause 4.7 may apply):
13.5.1not be disclosed to any contracting authority (as included in the definition in the UK Public Contracts Regulations 2015 and/or the UK Procurement Act 2023);
13.5.2not be disclosed or referenced in any supplier selection process carried out by or on behalf of the Authority and/or UKHSA for the supply of COVID vaccine; and
13.5.3have no impact or influence on the outcome of any supplier selection process carried out by or on behalf of the Authority and/or UKHSA for the supply of COVID vaccine.
13.6Novavax shall not make any adverse or derogatory comment to any third party relating to the Amended and Restated Agreement and/or Dispute and concerning the Authority and/or its Related Parties, including but not limited to on social media, the Internet or other electronic platforms.
14Notices
14.1Any notice or other communication given to a Party under or in connection with this Agreement or the terms of the Amended and Restated Supply Agreement which survive termination (as set out in Clause 3.2) shall be in writing and sent to the Party by a method set out in Clause 14.2, at the address or the email address, and for the attention of the contact(s) as set out in the following table:

CONFIDENTIAL
150606981_2

Party	Contact	Address	Email address
Novavax	EVP, Chief Legal Officer	21 Firstfield Road Gaithersburg, MD 20878 United States of America	mcasey@novavax.com
The Authority	Commercial Director	UK Health Security Agency 10 South Colonnade, Canary Wharf, London, EP14 4PU, United Kingdom	[***]

14.2Any such notice or other communication shall be delivered by courier (or registered mail which requires a signature) or by email, and such communication or notice shall be deemed to have been given or served:
14.2.1If delivered by courier (or registered mail which requires a signature), at the time of delivery; or
14.2.2If sent by email, at the time of dispatch.
14.3This Clause 14 does not apply to the service of any proceedings or other documents in any legal action, claim or other method of dispute resolution.
15Counterparts
15.1This Agreement, and the Assent to Confession of Judgment set forth in Annex 4, may be executed in any one or more number of counterparts each of which, when executed and delivered, constitute an original of this Agreement but all the counterparts will, together, constitute one and the same agreement. This Agreement, and the Assent to Confession of Judgment set forth in Annex 4, may be executed by electronic and/or digital signatures (including but not limited to DocuSign) and all PDF, electronic and/or digital signatures will constitute valid signatures of this Agreement, and the Assent to Confession of Judgment set forth in Annex 4, and treated the same as if they were an original signature. The Parties agree that any PDF, electronic and/or digital signatures of the Parties included in this Agreement, and the Assent to Confession of Judgment set forth in Annex 4, are intended to authenticate this writing and are intended to have the same force and effect as the use of manual and/or original signatures.

CONFIDENTIAL
150606981_2

16Third party rights
16.1Save in respect of Related Parties, nothing contained in this Agreement confers or purports to confer on any third party any benefit or any right to enforce any term of this Agreement pursuant to the UK Contracts (Rights of Third Parties) Act 1999.
17Severability
17.1If any provision of this Agreement is found to be illegal, invalid or unenforceable but would be legal, valid or enforceable if some part of the provision were modified or deleted, the provision in question shall apply with such modification(s) or deletion(s) as may be necessary to make it valid and enforceable.
18Successors in title
This Agreement shall be binding upon and enure to the benefit of the successors in title and assigns of each Party.
19Waiver
19.1Any waiver of any right, obligation or remedy under, or compliance with or breach of any provision of, this Agreement must be expressly stated in writing to be such a waiver, must specify the right, remedy, obligation, provision or breach to which it applies and must be signed by an authorised signatory of each of the Parties granting the waiver. If either Party waives any right, obligation or remedy under, or compliance with or breach of any provision of, this Agreement, it can still enforce that right, obligation or provision, or claim that remedy subsequently and that waiver shall not be deemed to be a waiver of any subsequent breach of that or any other provision or of any other right, obligation or remedy.
19.2The rights and remedies of either Party in respect of this Agreement shall not be diminished, waived or extinguished by the granting of any indulgence, forbearance or extension of time by either Party to the other nor by any failure to ascertain or exercise, or any delay in ascertaining or exercising, any such rights or remedies.
20Governing law and jurisdiction
20.1This Agreement and any non-contractual obligations arising from or in connection with it shall in all respects be governed by and interpreted in accordance with the laws of the [***], without giving effect to the conflict of law principles thereof.
20.2The parties irrevocably agree that the federal courts of the United States of America or the courts of the [***], in each case located in the [***], shall have non-exclusive jurisdiction over any dispute:
20.2.1arising from or in connection with this Agreement or its formation, validity, termination, or enforcement; or
20.2.2relating to any non-contractual obligations arising from or in connection with this Agreement.

CONFIDENTIAL
150606981_2

This document has been executed as an Agreement and is delivered and takes effect on the date stated at the beginning of it.

[Remainder of page intentionally left blank. Signature page to follow.]

CONFIDENTIAL
150606981_2

FOR AND ON BEHALF OF
NOVAVAX INC

Signature /s/ John Jacobs

Name: John Jacobs
Title: President and Chief Executive Officer

Date: 1 Oct 24

FOR AND ON BEHALF OF THE SECRETARY OF STATE FOR HEALTH AND SOCIAL CARE:

Signature: /s/ [●]

Name: [***]
Title: [***]

Date: 1 Nov 24

CONFIDENTIAL
150606981_2

CONFIDENTIAL
150606981_2

Annex 1: Repayment Schedule
Table 1 - Repayments due pursuant to Clause 4.1 (being calculated over 3 years at 6%):

Instalment Payments shall be due on the last day of the applicable quarter as set out in Clause 4.1.3.

CONFIDENTIAL
150606981_2

Annex 2: Repayment Schedule for early repayment

In the event that Clause 4.3 is applicable, the table below illustrates the payment required to pay in full the Repayment Balance by month up to and including month 30:
Table 2 - Repayment Balance by each month if Repayment Balance is paid in full before or during month 30 (i.e. during December 2026 or sooner) in accordance with Clause 4.3:

CONFIDENTIAL
150606981_2

CONFIDENTIAL
150606981_2

Annex 3: The Authority’s nominated bank details
[***]
        1
CONFIDENTIAL
150606981_2

Annex 4: Assent to Confession of Judgment

I, ___________, as a duly authorized representative of Novavax, Inc. hereby empower any attorney of any court of record within the United States or elsewhere to appear for Novavax, Inc. and after one or more complaints filed, confess judgment against Novavax, Inc. as of any term for [***], with costs of suit, reasonable attorney fees, and interest, for collection and release of all errors, and without stay of execution and inquisition; and exemption upon any levy on real estate is hereby waived and condemnation agreed to; and the exemption of personal property from levy and sale is also hereby expressly waived; and no benefit of exemption shall be claimed under any exemption law now in force or which may be hereafter passed.

                    By:_______________________
                    Name:
                    Title:
                    Date:

        2
CONFIDENTIAL
150606981_2

Annex 5: VAT Dispute

1.1[***]
1.2[***]
1.2.1[***]
1.2.2[***]
1.3[***]
1.4[***]
1.5[***]
1.5.1[***]
1.5.2[***]
1.6[***]
1.6.1[***]
1.6.2[***]
1.6.3[***]
1.6.4[***]
1.6.5[***]
1.6.6[***]
1.7[***]
1.7.1[***]
1.7.2[***]
1.8[***]

        3
CONFIDENTIAL
150606981_2